Exhibit 24-b


                              POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS:

        THAT, WHEREAS, SBC COMMUNICATIONS INC., a Delaware corporation, hereinafter referred to as the "Corporation," proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the issuance of up to twenty-four million (24,000,000) shares of the Corporation's Common Stock pursuant to the SBC Savings Plan, the SBC Savings and Security Plan, the Pacific Telesis Group 1994 Stock Incentive Plan, the Pacific Telesis Group Stock Option and Stock Appreciation Rights Plan, the Pacific Telesis Group Non-Employee Director Stock Option Plan, the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees, the Pacific Telesis Group Supplemental Retirement and Savings Plan for Non-Salaried Employees, and the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Non-Salaried Employees (Leveraged ESOP) (the "Plans"); and

        WHEREAS, each of the undersigned is a director of the Corporation;

        NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Edward E. Whitacre, Jr., James D. Ellis, Donald E. Kiernan, Alfred G. Richter, Jr., Roger W. Wohlert, or any one of them, all of the City of San Antonio and State of Texas, the undersigned's attorneys for the undersigned and in the undersigned's name, place and stead, and in each of the undersigned's offices and capacities in the Corporation, to execute and file such Registration Statement, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand the 31st day of January 1997.



/s/ Clarence C. Barksdale           /s/ James E. Barnes
Clarence C. Barksdale                   James E. Barnes
Director                                Director

/s/ August A. Busch III             /s/ Ruben R. Cardenas
August A. Busch III                     Ruben R. Cardenas
Director                                Director

/s/ Martin K. Eby, Jr.              /s/ Jess T. Hay
Martin K. Eby, Jr.                      Jess T. Hay
Director                                Director

/s/ Bobby R. Inman                  /s/ Charles F. Knight
Bobby R. Inman                          Charles F. Knight
Director                                Director

/s/ Haskell M. Monroe, Jr.          /s/ Carlos Slim Helu
Haskell M. Monroe, Jr.                  Carlos Slim Helu
Director                                Director


/s/ Patricia P. Upton
Patricia P. Upton
Director